DEC TABLES REPORT

Deal: MAST0308B    Bond Name: 2A1

Date	2A1	2A1	2A1	2A1	2A1
	0	100	300	400	500

8/25/2003	100	100	100	100	100
8/25/2004	95	94	90	89	87
8/25/2005	91	85	75	70	65
8/25/2006	86	76	58	50	43
8/25/2007	80	67	45	36	28
8/25/2008	75	58	34	25	18
8/25/2009	69	50	25	17	11
8/25/2010	62	43	19	12	7
8/25/2011	56	36	14	8	4
8/25/2012	49	30	10	5	3
8/25/2013	41	24	7	3	2
8/25/2014	34	18	5	2	1
8/25/2015	26	13	3	1	*
8/25/2016	17	8	2	1	*
8/25/2017	8	4	1	*	*
8/25/2018	0	0	0	0	0
8/25/2019	0	0	0	0	0
8/25/2020	0	0	0	0	0
8/25/2021	0	0	0	0	0
8/25/2022	0	0	0	0	0
8/25/2023	0	0	0	0	0
8/25/2024	0	0	0	0	0
8/25/2025	0	0	0	0	0
8/25/2026	0	0	0	0	0
8/25/2027	0	0	0	0	0
8/25/2028	0	0	0	0	0
8/25/2029	0	0	0	0	0
8/25/2030	0	0	0	0	0
8/25/2031	0	0	0	0	0
8/25/2032	0	0	0	0	0
8/25/2033	0	0	0	0	0
8/25/2034	0	0	0	0	0
8/25/2035	0	0	0	0	0
8/25/2036	0	0	0	0	0
8/25/2037	0	0	0	0	0
8/25/2038	0	0	0	0	0
8/25/2039	0	0	0	0	0
8/25/2040	0	0	0	0	0
8/25/2041	0	0	0	0	0
8/25/2042	0	0	0	0	0
8/25/2043	0	0	0	0	0

Average Life(Years)	8.41	6.58	4.39	3.73	3.23
Average Life(Years)	8.4064107305	6.580894213	4.390401271	3.726106943	3.230885821

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.